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                                                                 EXHIBIT 23(c)


PURVIS, GRAY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS


                       CONSENT OF INDEPENDENT AUDITORS



      We consent to the use of our reports dated February 1, 1996, except for note 2 as to which the date is April 19, 1996, relating to the supplemental consolidated financial statements of Citi-Bancshares, Inc. included in the Registration Statement on Form S-4. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus constituting part of such Registration Statement on Form S-4.




/s/ Purvis, Gray & Company


December 20, 1996
Gainesville, Florida